UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

BIOATLA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39787	85-1922320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 Torreyana Road
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 558-0708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BCAB	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2025, BioAtla, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Staff of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that because the Company’s stockholders’ equity was $547,000 as of March 31, 2025, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, it was no longer in compliance with the $10,000,000 minimum stockholders’ equity requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(1)(A) (the “Minimum Stockholder Equity Requirement”), and the Company, as of the date of the Notice, also did not meet the alternative compliance standards relating to the market value of the listed securities or the Company’s total assets and revenue.

This Notice has no immediate effect on the Company’s continued listing on the Nasdaq Global Market. The Company has until June 26, 2025 to submit a plan to regain compliance (the “Compliance Plan”). If the Compliance Plan is accepted, Nasdaq may grant an extension of 180 calendar days from the date of the Notice. If the Compliance Plan is not accepted, the Company may appeal the Staff’s determination to a Nasdaq Hearings Panel.

The Company intends to submit a Compliance Plan on or before June 26, 2025. Further, the Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. However, there can be no assurance that Nasdaq will approve the Compliance Plan or that the Company will ultimately regain compliance with all applicable requirements for continued listing.

Forward-Looking Statements

Item 3.01 of this Current Report contains forward-looking statements. All statements other than statements of historical facts contained herein, including, but not limited to, statements regarding the Company’s ability to regain compliance with the Minimum Stockholder Equity Requirement and the Company’s intentions to submit a Compliance Plan to Nasdaq within the required time period are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the ability to achieve the expected benefits or our workforce reduction, factors that raise substantial doubt about the Company’s ability to continue as a going concern and that we will need additional funding to continue development of the Company’s CAB technology platform and CAB product candidates; potential delays in clinical and preclinical trials; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, or regulatory approval dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the successful selection and prioritization of assets to focus development on selected product candidates and indications; the Company’s ability to form collaborations and partnerships with third parties and the success of such collaborations and partnerships; and potential adverse impacts due to geopolitical or macroeconomic events outside of the Company’s control, including health epidemics or pandemics. For a description of additional risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the risk factors set forth in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2025 and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioAtla, Inc.

Date:	May 16, 2025	By:	/s/ Richard A. Waldron
Richard A. Waldron Chief Financial Officer